Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EIP Microwave, Inc. of our report dated December 23, 1996, except for the third paragraph of Note 1 and the second paragraph of Note 6 and Note 9, which are as of October 23, 1997 appearing on page 18 of the Company's Annual Report on Form 10-KSB/A for the year ended September 30, 1997.



/s/ Pricewaterhouse Coopers LLP
-------------------------------

PRICEWATERHOUSE COOPERS LLP
San Jose, California
September 17, 1998























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